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                                                                    EXHIBIT 21.1

                    SUBSIDIARIES OF ASYST TECHNOLOGIES, INC


                                                      STATE OR JURISDICTION
NAME                                                     OF INCORPORATION
----                                                  ----------------------
Asyst Connectivity Technologies, Inc                  Delaware, U.S.A.
Asyst Germany GmbH                                    Germany
Asyst Integration Services (India) PVT, Ltd.          India
Asyst Japan Inc.                                      Japan
Asyst Korea Ltd.                                      Korea
Asyst Shinko Inc.                                     Japan
Asyst Technologies (Far East) Pte, Ltd.               Singapore
Asyst Technologies (Taiwan) Ltd.                      Taiwan
Asyst Technologies Europe Ltd.                        France
Asyst Technologies Europe Ltd formerly known
 as Asyst Technologies UK Ltd.                        United Kingdom
Asyst Technologies Malaysia Sdn. Bhd.                 Malaysia
SMIF Equipment (Tianjin) Company, Ltd.                People's Republic of China
SMIF Equipment (Tianjin) Company, Ltd.
 Shanghai Branch                                      People's Republic of China